UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2024

Olaplex Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Park Avenue South, Third Floor

New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 691-0776

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 4, 2024, Olaplex Holdings, Inc. (the “Company”) issued a press release in which it reaffirmed its previously disclosed guidance for net sales for the three months ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2024, Eric Tiziani, Chief Financial Officer of the Company, resigned from his role as Chief Financial Officer, effective May 6, 2024. The Company intends to appoint Paul Kosturos as Interim Chief Financial Officer of the Company, effective upon the departure of Mr. Tiziani.

Mr. Kosturos, age 58, is a Managing Director at Alvarez & Marsal Private Equity Performance Improvement Group, LLC (“Alvarez & Marsal”), an international professional services firm, where he has worked since 2009.

On April 3, 2024, the Company entered into an engagement letter with Alvarez & Marsal (the “Engagement Letter”) providing for Mr. Kosturos’ service as Interim Chief Financial Officer. Under the terms of the Engagement Letter, during his service at the Company, Mr. Kosturos will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will pay a fee to Alvarez & Marsal based on the actual time and materials used for rendering of services, which are estimated to be approximately $38,000 per week, plus reasonable fees and expenses.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the anticipated chief financial officer transitions, including the expected date and duration thereof, and the Company’s net sales guidance for the first quarter of 2024. Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that the leadership transitions do not occur as anticipated for any reason or on the expected timing and the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2024, and in the Company’s subsequent SEC filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated April 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 4, 2024	Olaplex Holdings, Inc.

	By:	/s/ Amanda Baldwin
	Name:	Amanda Baldwin
	Title:	Chief Executive Officer